EXHIBIT 23.01
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated September 8, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue a going concern), which appears on page F-2 of the Annual Report on Form 10-KSB of Nanopierce Technologies, Inc. for the year ended June 30, 2000.


/s/ Gelfond Hochstadt Pangburn, P.C.
-----------------------------------------
Gelfond Hochstadt Pangburn, P.C.

Denver, Colorado
November 20, 2000